UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): May 29, 2018 (May 24, 2018)

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 County Road D West, Suite 8

New Brighton, MN 55112

(Address and zip code of principal executive offices)

(651) 683-2807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Calyxt, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on May 24, 2018. At the Annual Meeting, the stockholders considered two proposals, each of which is described in more detail in the Company’s proxy statement for the Annual Meeting. The final voting results for the following proposals submitted for a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1:

The stockholders elected André Choulika, Ph.D., Philippe Dumont, Alain Godard, Anna Ewa Kozicz-Stankiewicz and Laurent Arthaud to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Vote
André Choulika	26,972,222	276,637	396,179
Laurent Arthaud	27,081,241	167,618	396,179
Philippe Dumont	27,234,801	14,058	396,179
Alain Godard	26,972,362	276,497	396,179
Anna Ewa Kozicz-Stankiewicz	27,238,161	10,698	396,179

Proposal 2:

The stockholders ratified the expected appointment by the Audit Committee of the Company of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, subject to approval by the shareholders of Cellectis S.A. (“Cellectis”) at the Cellectis annual general meeting of the appointment by Cellectis of Ernst & Young LLP as independent registered public accounting firm for Cellectis and its subsidiaries. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Vote
27,641,829	3,083	126	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Calyxt, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2018

CALYXT, INC

By:	/s/ Federico Tripodi
Name:	Federico Tripodi
Title:	Chief Executive Officer